  Exhibit 5.1

August 27, 2020

Super League Gaming, Inc.
2906 Colorado Avenue
Santa Monica, California 90404

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of (i) a Registration Statement on Form S-1 (File No. 333-248248) (the “Initial Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and (ii) a second Registration Statement on Form S-1 filed pursuant to Rule 462(b) promulgated under the Securities Act (the “462(b) Registration Statement,” and together with the Initial Registration Statement, the “Registration Statement”). This opinion letter is being furnished to you in connection with your filing of the 462(b) Registration Statement, relating to the registration of the offering by Super League Gaming, Inc., a Delaware corporation (the “Company”) of up to a total of 5,221,622 shares (the “Shares”) of the Company’s Common Stock, $0.001 par value per share, including 681,081 Shares purchasable by the underwriters upon their exercise of an over-allotment option granted to the underwriters by the Company. The Shares are being sold to the several underwriters named in, and pursuant to, an underwriting agreement among the Company and such underwriters (the “Underwriting Agreement”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Second Amended and Restated Certificate of Incorporation of the Company, as amended through the date hereof; (ii) the Amended and Restated Bylaws of the Company, as amended through the date hereof; (iii) certain resolutions of the Board of Directors of the Company (the “Board”) relating to the issuance, sale and registration of the Shares; (iv) the Registration Statement; and (v) the Prospectus. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certain other corporate records, documents, instruments and certificates of public officials and of the Company, and we have made such inquiries of officers of the Company and public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein. Our opinions are limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought to independently verify such matters.

In making our examination, we have assumed the legal capacity of all natural persons, that all signatures on documents examined by us are genuine, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies. We have also assumed the accuracy and completeness of all information provided to us by the Company during the course of our investigations, including that the Shares will be sold at a price established by the Board of Directors of the Company or a duly authorized committee thereof, on which we have relied in issuing the opinion expressed below. As to certain factual matters, we have relied upon a certificate and other assurances of officers of the Company and others without having independently verified such factual matters.

Based on the foregoing and on such legal considerations as we deem relevant, and subject to the qualifications, assumptions, and limitations stated herein and in reliance on the statements of fact contained in the documents we have examined, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and when sold, issued and delivered against payment therefor as described in the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

The opinion rendered herein is limited to the Delaware General Corporation Law and the federal laws of the United States of America, as in effect on the date hereof.

We hereby consent to the reference to us under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion letter as an exhibit to the Registration Statement, and any amendments thereto. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is given solely for use in connection with the offer and sale of the Shares while the Registration Statement is in effect and is not to be relied upon for any other purpose. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares or the Registration Statement.

Very truly yours,

/s/ Disclosure Law Group
Disclosure Law Group, a Professional Corporation